                                                                   Exhibit 10.05

                     AGREEMENT AND PLAN OF REORGANIZATION

     This Agreement and Plan of Reorganization (this "Agreement"), dated as of November 20, 1996, is made and entered into by and among West TeleServices Corporation, a Delaware corporation (the "Company"), and the undersigned individuals (the "Stockholders"), being the owners of record of all of the issued and outstanding stock of West Telemarketing Corporation, a Delaware corporation ("WTC"), West Interactive Corporation, a Delaware corporation ("WIC"), West Telemarketing Corporation Outbound, a Delaware corporation ("WTCO"), West Interactive Canada, Inc., a Delaware corporation ("WICI"), and Interactive Billing Services, Inc., a Delaware corporation ("IBS"). WTC, WIC, WTCO, WICI and IBS are hereinafter collectively referred to as the "West Affiliates."

     Now, therefore, the Company and each of the Stockholders adopt this plan of reorganization and agree as follows:

                                  Article I.


                        Exchange and Purchase of Stock

     Section 1.1.    Number of Shares.

     (a) The Stockholders agree to transfer to the Company at the Closing (as hereinafter defined) the number of shares of common stock of each of WTC, WIC and WTCO shown opposite their names in Exhibit "A" in exchange for 56,775,000 shares of common stock of the Company, in the aggregate, in such amounts as shown opposite their names in Exhibit "A."

     (b) The Stockholders agree to sell and transfer to WIC, and WIC agrees to purchase, at the Closing the number of shares of common stock of each of WICI and IBS shown opposite their names in Exhibit "A." The purchase price for each share of common stock of WICI and IBS shall be $.25, payable in cash, immediately available funds, or such other medium of payment as the Stockholders may in their discretion accept.

     Section 1.2.    Delivery of Certificates.

     The transfer of the shares of each of the West Affiliates by the Stockholders shall be effected by the delivery to the Company or WIC, as applicable, at the Closing of certificates representing the transferred shares endorsed in blank or accompanied by stock powers executed in blank. The Company or WIC, as applicable, shall issue, or cause to be issued, to each of the Stockholders certificates representing shares of common stock of the Company or WIC, as applicable, to be received by the Stockholders hereunder.

     Section 1.3.    Further Assurances.

     At the Closing and from time to time thereafter, the Stockholders shall execute such additional instruments and take such other action as the Company may request in order more effectively to sell, transfer, and assign the transferred stock to the Company and to confirm the Company's title thereto.

     Section 1.4.    Changes in the Company's Capitalization.

     If between the date of this Agreement and the Closing, the outstanding shares of the Company common stock are, without the receipt of new consideration by the Company, increased, decreased, changed into, or exchanged for a different number or kind of shares or securities of the Company through reorganization, reclassification, stock dividend, stock split, reverse stock split, or similar change in the Company's capitalization, the Company will issue and deliver to the Stockholders in addition to or in lieu of the Company shares specified in
Section 1.01, voting stock of the Company in equitably adjusted amounts. In the event of any such change in the Company's capitalization, all references to shares of the Company's common stock herein shall refer to the number of such shares as thus adjusted.

                                  Article II.


                                    Closing

     The closing of this Agreement and the transactions contemplated hereunder (the "Closing") shall take place prior to the closing of that certain offering of the Company's common stock pursuant to a Registration Statement on Form S-1, as amended (file no. 333-13991) (the "Public Offering"), as originally filed with the Securities and Exchange Commission on or about October 11, 1996, at the corporate offices of the Company, unless another place or time is agreed upon by the parties.

                                 Article III.

              Representations and Warranties of the Stockholders

     Each of the Stockholders represent and warrant to the Company (but only to the extent that such representation and warranty relates to a corporation in which such Stockholder is a stockholder) as follows:

     Section 3.1.    Corporate Status.

     Each of the West Affiliates is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and is licensed or qualified as a foreign corporation in all states in which the nature of its business or the character or ownership of its properties makes such licensing or qualification necessary, except where the failure to so qualify would not have a material adverse effect on the business, properties, prospects, profits or condition (financial or otherwise) of the West Affiliates taken as a whole (a "Material Adverse Effect").

     Section 3.2.    Capitalization.

     The authorized capital stock of each of the West Affiliates, together with the number of shares thereof issued and outstanding, are set forth at Exhibit "B" hereto. The respective issued and outstanding shares of the West Affiliates have been duly and validly issued and are fully paid and nonassessable.

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     Section 3.3.    Title to Property; Condition of Property.

     Each of the West Affiliates has good title to their properties and assets, real and personal, and good title to all their leasehold estates, in each case subject to no mortgage, pledge, lien, lease, encumbrance or charge, other than or resulting from taxes which have not yet become delinquent and minor liens and encumbrances which do not in any case materially detract from the value of the property subject thereto or materially impair the operations of the respective West Affiliates and which have not arisen otherwise than in the ordinary course of business. All facilities, machinery, equipment, fixtures, vehicles and other properties owned, leased or used by each of the West Affiliates are in good operating condition and repair, are reasonably fit and usable for the purposes for which they are being used, are adequate and sufficient for the respective West Affiliates' businesses and conform in all material respects with all applicable ordinances, regulations and laws.

     Section 3.4.    Access to Records, Etc.

     From the date of this Agreement to the Closing, the Stockholders will use their reasonable best efforts to cause each of the West Affiliates (1) to give the Company and its representatives full access during normal business hours to all of their respective offices, books, records, contracts, and other corporate documents and properties for inspection and (2) to furnish such information concerning their respective properties and affairs as the Company may reasonably request.

     Section 3.5.    Title to Shares.

     The Stockholders are the owners, free and clear of any liens and encumbrances, of the number of shares of each of the West Affiliates which the Stockholders have contracted to exchange or sell.

                                  Article IV.

           Representations, Warranties, and Covenants of the Company

     The Company represents and warrants to, and covenants with, each of the Stockholders as follows:

     Section 4.1.    Corporate Status.

     The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and is licensed or qualified as a foreign corporation in all states in which the nature of its business or the character or ownership of its properties makes such licensing or qualification necessary, except where the failure to so qualify would not have a Material Adverse Effect.

     Section 4.2.    Capitalization.

     The authorized capital stock of the Company is 210,000,000 shares, of which 200,000,000 shares are denominated as "Common Stock" and 10,000,000 shares are denominated as "Preferred Stock." The issued and outstanding shares of capital stock of the Company consists of one thousand (1,000) shares of common stock which are held beneficially and of record by the person and in the amounts set forth at Exhibit "C" hereto, which shares shall be canceled as of the Closing. All the outstanding shares of capital stock of the Company have been duly and validly issued and are fully paid and nonassessable. Upon issuance, transfer and delivery as contemplated by this Agreement, the shares of common stock to be issued to the Stockholders will be duly authorized, validly issued, fully paid and nonassessable shares of the Company, free of all preemptive or similar rights, and entitled to the rights therein described.

     Section 4.3.    Title to Property.

     The Company has no material assets or properties as of the date of this Agreement.

     Section 4.4.    Litigation.

     There is no litigation or proceeding pending, or to the Company's knowledge threatened, against or relating to the Company.

     Section 4.5.    Access to Records, Etc.

     From the date of this Agreement to the Closing, the Company will (1) give to the each of the Stockholders and their respective representatives full access during normal business hours to all of its offices, books, records, contracts, and other corporate documents and properties for inspection and (2) furnish such information concerning the Company's properties and affairs as each of the Stockholders may reasonably request.

     Section 4.6.    Investment Intent.

     The Company is acquiring the shares of each of the West Affiliates to be transferred to it under this Agreement for its own account for investment and not with a view towards the resale, transfer or distribution thereof, nor with any present intent of distributing the shares, but subject, nevertheless, to any requirement of law that the disposition of the Company's property shall at all times be within the Company's control, and without prejudice to the Company's right at all times to sell or otherwise dispose of all or any part of such securities under a registration under the Securities Act of 1933, as amended (the "Securities Act"), or under an exemption from said registration available under the Securities Act.

     Section 4.7.    Corporate Authority.

     The Company has full corporate power and authority to enter into this Agreement and to carry out its obligations hereunder.

     Section 4.8.    Due Authorization; Absence of Violation.

     Execution of this Agreement and performance by the Company hereunder has been duly authorized by all requisite corporate action on the part of the Company, and this Agreement constitutes a valid and binding obligation of the Company. The execution and delivery of this Agreement and the fulfillment of the terms hereof by the Company will not result in a violation of any of the terms of the Restated Certificate of Incorporation and Restated Bylaws of the Company, or any rule or regulation of any court or federal, state or foreign regulatory board or body or administrative agency having jurisdiction over the Company or over its property or its business.


                                  Article V.

                Conduct of West Affiliates Pending the Closing.

     Each of the Stockholders agree that each of the West Affiliates will conduct itself in the following manner pending the Closing:

     Section 5.1.    Certificate of Incorporation and Bylaws.

     No change will be made in any of the West Affiliates' respective certificates of incorporation or bylaws.

     Section 5.2.    Capitalization, Etc.; Declaration of Dividend

     None of the West Affiliates will make any change in their respective authorized or issued capital stock, or issue, encumber, purchase, or otherwise acquire any of its capital stock without the prior written consent of the Company. Notwithstanding the foregoing, each of the West Affiliates shall prior to the Closing declare one or more dividends, which dividends may be paid in cash or promissory notes made payable to each of the Stockholders.

     Section 5.3.    Conduct of Business and Maintenance of Existence.

     Each of the West Affiliates will continue to engage in business of the same general type as now conducted by it, and preserve, renew and keep in full force and effect its corporate existence and take all reasonable action to maintain all rights and privileges necessary or desirable in the normal conduct of its business. Each of the West Affiliates will use its reasonable best efforts to maintain and preserve employee relationships, and goodwill intact, and will not, without the written consent of the Company, enter into any material commitment except in the ordinary course of business.

                                  Article VI.

                  Conduct of the Company Pending the Closing

     The Company agrees that between the date hereof and the Closing:

     Section 6.1.    Capitalization, Etc.

     The Company will make no change in its authorized or issued capital stock, declare or pay any dividend or other distribution, or issue, encumber, purchase, or otherwise acquire any of its capital stock, except as contemplated herein.

     Section 6.2.    Conduct of Business and Maintenance of Existence.

     The Company will continue to engage in business of the same general type as now conducted by it, and preserve, renew and keep in full force and effect its corporate existence and take all reasonable action to maintain all rights and privileges necessary or desirable in the normal course of its business. The Company will use its best efforts to maintain and preserve its employee relationships and goodwill intact.

                                 Article VII.

                       Conditions Precedent--the Company

     All obligations of the Company under this Agreement are subject, at the Company's option, to the fulfillment, before or at the Closing, of each of the following conditions:

     Section 7.1.    Representations and Warranties True at Closing.

     The Stockholders' representations and warranties contained in this Agreement shall be deemed to have been made again at and as of the Closing and shall then be true in all material respects.

     Section 7.2.    Due Performance.

     The Stockholders shall have performed and complied with all the terms and conditions required by this Agreement to be performed or complied with by them before the Closing.

     Section 7.3.    Waiver and Termination of Stockholders' Agreements.

     Each of the Stockholders and each of the West Affiliates shall have waived all of their respective rights under those certain agreements set forth at Exhibit "D" hereto to which they, or any of them, may be a party arising by reason of the transactions contemplated under this Agreement and shall have caused such agreements to be terminated effective as of the Closing.

                                 Article VIII.

                    Conditions Precedent -- the Stockholders

     All obligations of the Stockholders under this Agreement are subject, at their option, to the fulfillment, before or at the Closing, of each of the following conditions:

     Section 8.1.    Representations and Warranties True at Closing.

     The Company's representations and warranties contained in this Agreement shall be deemed to have been made again at and as of the Closing and shall then be true in all material respects.

     Section 8.2.    Due Performance.

     The Company shall have performed and complied with all the terms and conditions required by this Agreement to be performed or complied with by it before the Closing.

     Section 8.3.    Registration Rights Agreement.

     The Company and each of the Stockholders who, upon consummation of the transactions contemplated herein, shall hold shares of the Company's common stock, shall have entered into a registration rights agreement substantially in the form of Exhibit "E" hereto.

                                  Article IX.

                                  Termination

     This Agreement may be terminated (1) by mutual consent in writing; (2) by either the Stockholders or the Company if there has been a material misrepresentation or material breach of any warranty or covenant by the other party; or (3) by either the Stockholders or the Company if the Closing shall not have taken place, unless adjourned to a later date by mutual consent in writing, by December 31, 1996.

                                  Article X.

                         Stockholders' Representatives

     The Stockholders hereby irrevocably designate and appoint Gary L. West and Troy L. Eaden, or either of them, as their agents and attorneys in fact (the "Stockholders' Representatives") with full power and authority until the Closing to execute, deliver, and receive on their behalf all notices, requests, and other communications hereunder; to fix and alter on their behalf the date, time, and place of the Closing; to waive, amend, or modify any provisions of this Agreement, and to take such other action on their behalf in connection with this Agreement, the Closing, and the transactions contemplated hereby as such agent or agents deem appropriate; provided, however, that no such waiver, amendment, or modification may be made if it would decrease the number of shares to be issued to the Stockholders under Article I hereof.

                                  Article XI.

                              General Provisions

     Section 11.1.   Waiver.

     This Agreement may not be released, discharged or modified except by an instrument in writing signed on behalf of any of the parties hereto. The failure of any party to enforce any provision of this Agreement shall not be a waiver of any other provision or subsequent breach of the same or any other obligation hereunder.

     Section 11.2.    Brokers.

     Each party represents that no broker or finder has acted for it in connection with this Agreement and agrees to indemnify and hold harmless the other party against any fee, loss, or expense arising out of claims by brokers or finders employed or alleged to have been employed by it.

     Section 11.3.   Tax Filings.

     The Stockholders and the Company agree to comply with the filing requirements imposed by Section 1.351-3 of the Treasury Regulations for the taxable year of the transfer.

     Section 11.4.   Notices.

     All notices and other communications hereunder shall be in writing and shall be deemed to have been given if delivered in person or sent by overnight courier, prepaid first-class registered or certified mail, return receipt requested, as follows:

     If to the Company:  West TeleServices Corporation
                         9910 Maple Street
                         Omaha, Nebraska 68134

     If to any of the Stockholders, at such address as shown in the books and records of the West Affiliates, or any of them.

     Section 11.5.   Entire Agreement.

     This Agreement constitutes the entire agreement between the parties and supersedes and cancels any other agreement, representation, or communication, whether oral or written, between the parties hereto relating to the transactions contemplated herein or the subject matter hereof.

     Section 11.6.   Headings.

     The article and section headings in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

     Section 11.7.   Governing Law.

     This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Nebraska.

     Section 11.8.   Assignment.

     This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their successors and assigns; provided, however, that any assignment by any party of its rights under this Agreement without the written consent of the other party shall be void.

     Section 11.9.   Counterparts.

     This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     In witness whereof, the parties have executed this Agreement as of the day and year first above written.

                              WEST TELESERVICES CORPORATION


                              By: /s/ Troy L. Eaden
                                 -----------------------------------
                                  Name:  Troy L. Eaden
                                  Title:  Chief Executive Offer

                              WEST TELEMARKETING CORPORATION


                              By: /s/ Troy L. Eaden
                                 ------------------------------------
                                  Name:  Troy L. Eaden
                                  Title:  Chief Executive Officer

                              WEST INTERACTIVE CORPORATION


                              By: /s/ Troy L. Eaden
                                 ----------------------------------
                                  Name:  Troy L. Eaden
                                  Title:  Chief Executive Officer

                              WEST TELEMARKETING CORPORATION OUTBOUND


                              By: /s/ Troy L. Eaden
                                 ---------------------------------------------
                                  Name:  Troy L. Eaden
                                  Title:  Chief Executive Officer

                                 STOCKHOLDERS


/s/ Gary L. West                                   /s/ Mary E. West
---------------------------                        ---------------------------
        Gary L. West                                      Mary E. West

/s/ Troy L. Eaden                                  /s/ Joseph L. Bradley
---------------------------                        ---------------------------
       Troy L. Eaden                                    Joseph L. Bradley

/s/ John Erwin                                     /s/ Maureen F. Gregory
---------------------------                        ---------------------------
         John Erwin                                     Maureen F. Gregory

/s/ Robert W. Hill                                 /s/ Melinda M. Joern
---------------------------                        ---------------------------
      Robert W. Hill                                     Melinda M. Joern

/s/ Thomas M. Streck                               /s/ Thomas B. Barker
---------------------------                        ---------------------------
     Thomas M. Streck                                    Thomas B. Barker


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